Exhibit 10.3

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“Amendment”) is made by and between the entities executing on behalf of the various selling entities listed on the signature page hereto (collectively, “Seller”) and INNKEEPERS USA LIMITED PARTNERSHIP, a Virginia limited partnership (“Purchaser”) as of this 7th day of August, 2006.

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 21, 2006 (the “Original Agreement”);

WHEREAS, as of August 4, 2006, Seller and Purchase amended the Original Agreement with a First Amendment to Purchase and Sale Agreement and Escrow Instructions (the Original Agreement, as so amended, the “Agreement”); and

WHEREAS, Seller and Purchaser desire to further amend the Agreement pursuant to the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings given such terms in the Agreement.

2. Indemnity Agreement. The following subsection is hereby added to Section 5.2 of the Agreement:

“(s) An Indemnity Agreement in the form attached hereto as Exhibit “M”.

3. Conflict. In the event of a conflict between terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

4. No Further Modification. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall be and remain unmodified and in full force and effect.

5. Facsimile/Electronic Signature Counterparts. This Amendment may be executed in facsimile or electronic pdf format counterparts, each facsimile or pdf signature shall be deemed an original, and all such facsimile or pdf signature counterparts, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, Purchaser and Seller have executed this Second Amendment as of the date set forth above.

SELLER:

RLJ ONTARIO HOTEL, LP, a Delaware limited partnership

By:	RLJ Ontario Hotel General Partner, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr. President

RLJ ONTARIO HOTEL - LESSEE, L.P., a Delaware limited partnership

By:	RLJ Ontario Hotel Lessee General Partner, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ ANAHEIM SUITES HOTEL, L.P., a Delaware limited partnership

By:	RLJ Anaheim Suites Hotel General Partner, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr. President

[Signatures continued on next page.]

RLJ ANAHEIM SUITES HOTEL LESSEE, L.P., a Delaware limited partnership

By:	RLJ Anaheim Suites Hotel Lessee General Partner, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr. President

RLJ ANAHEIM HOTEL, L.P., a Delaware limited partnership

By:	RLJ Anaheim Hotel General Partner, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr. President

RLJ ANAHEIM HOTEL LESSEE, L.P., a Delaware limited liability company

By:	RLJ Anaheim Hotel Lessee General Partner, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr. President

[Signatures continued on next page.]

RLJ SAN DIEGO - MISSION VALLEY HOTEL, L.P., a Delaware limited partnership

By:	RLJ San Diego – Mission Valley Hotel General Partner, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr. President

RLJ SAN DIEGO - MISSION VALLEY HOTEL LESSEE, L.P., a Delaware limited partnership

By:	RLJ San Diego – Mission Valley Hotel Lessee General Partner, LLC, a Delaware limited liability company

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr. President

PURCHASER:

INNKEEPERS USA LIMITED PARTNERSHIP, a Virginia limited partnership,

BY:	Innkeepers Financial corporation, a Virginia corporation, Sole General Partner

	By:	/s/ Mark A. Murphy
	Name:	Mark A. Murphy
	Title:	Vice President

EXHIBIT “M”

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (“Agreement”) is made and entered into this      day of                     , by and between RLJ ANAHEIM HOTEL, L.P. a Delaware limited partnership and Anaheim Hotel Lessee, L.P. a Delaware limited partnership (“Owners”) and RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (PF #1), L.P. (collectively “Indemnitor”), and INNKEEPERS USA LIMITED PARTNERSHIP (“Indemnitee”).

R E C I T A L S

A. Indemnitor is constituted by four entities, (i) two of which are certain of the Sellers under that certain Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) by and between Indemnitor and other parties as Sellers thereunder and Indemnitee as Purchaser thereunder, dated July 21, 2006 regarding the sale of certain parcels of property as described in the Purchase Agreement, which include, in particular, that certain property described on Exhibit A attached hereto and incorporated herein by reference (the “Property”) and (ii) two others of which are entities which are the indirect parents of those Sellers.

B. It has been disclosed by Indemnitor to Indemnitee that the Property, among other properties, is the subject of, and Indemnitor, among others, is named as a defendant in, that certain action filed in the Superior Court of the State of California, County of Orange, Case No. 04CC12195, captioned RD Golf Center Company, LLC, Plaintiff vs. Garden Grove Sanitary District, et al (the “Action”).

C. As a condition to Closing under the Purchase Agreement, Indemnitor has agreed to indemnify and defend Indemnitee against claims and damages resulting from the Action

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Indemnitor and Indemnitee agree as follows.

1. Indemnification. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnitee, as well as its directors, officers, shareholders, partners, members, employees, agents, affiliates, subsidiaries, participants, and the successors and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) harmless from and against any and all Losses (defined below) incurred by any Indemnified Parties and directly or indirectly arising out of or in any way relating to the Action (the “Indemnified Matters”). The term “Losses” means (i) any actual out-of-pocket losses, damages, costs, expenses, or fees, including reasonable attorneys’ fees and expenses, (ii) the reasonable fees and expenses of any consultants or other experts whose services may be necessary or desirable for the resolution of any of the Indemnified Matters and (iii) any actual loss incurred by reason of a diminution in value of the Property resulting from any loss of the right to use any portion of the Property. Upon demand and subject to the terms of this Agreement, Indemnitor shall pay or, if such Losses have already been incurred by the Indemnified Parties, upon presentation of evidence of payment of such Losses, reimburse the Indemnified Parties for any Losses.

2. Duty to Defend/Expenses and Costs. Indemnitor shall continue, or cause qualified third-parties, e.g. Indemnitor’s title company, to defend Indemnitor and, to the extent any of them are joined in the Action, the Indemnified Parties against any of the Indemnified Matters. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) against any of the Indemnified Matters by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion and at their sole cost and expense (unless Indemnitor has failed to defend the Indemnified Parties against any of the Indemnified Matters, in which event such cost and expense shall be borne by the Indemnitor), engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall participate in the resolution of any of the Indemnified Matters, it being agreed that no compromise or settlement of the Indemnified Matters shall be entered into without Indemnitee’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

3. Representations and Warranties of Indemnitor. Indemnitor, and each of them individually, represents and warrants that:

a. it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

b. its execution of, and compliance with, this Agreement will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, any agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor is subject;

c. to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

d. it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

e. to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

f. this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

5. Notice of Legal Actions. Each Indemnified Party hereto shall, within five (5) business days of receipt thereof, give written notice to the Indemnitor any legal action brought against such party or related to the Property, with respect to which Indemnitor may have any obligation under this Agreement.

6. Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

To Indemnitee:	Innkeepers USA Limited Partnership
c/o Mark Murphy, Esq., General Counsel
Innkeepers USA Trust
340 Royal Poinciana Way, Suite 306
Palm Beach, FL 33480
Fax No.: (561) 835-0457

with a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars, Suite 1800 Los Angeles, California 90067 Attention: Peter J. Roth, Esq. Fax No.: (310) 788-2410

To Indemnitor:	c/o RLJ Urban Lodging Fund, L.P. Attention: Thomas J. Baltimore, Jr. 3 Bethesda Metro Center, Suite 1000 Bethesda, Maryland 20814 Fax No.: (301) 280-7777

With copy to:	Gerard Leval, Esq. Arent Fox, PLLC 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5339 Fax No.: (202) 857-6395

7. Survival. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely until the Action is dismissed with prejudice and all appeal periods have expired, provided, however, that any claims made or asserted prior to the expiration of such time periods shall survive beyond such time periods.

8. Duplicate Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

9. Attorneys Fees. In the event of any action or suit by a party hereto against the other by reason of any breach of any covenants, agreements or provisions of this Agreement, then in that event, the prevailing party shall be entitled to recover all costs and expenses of the action or suit, including, but not limited to reasonable attorneys’ fees.

10. Successors. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

11 . Governing Law. The parties acknowledge that this Agreement shall be governed by and interpreted under and construed and enforce in accordance with the laws of the State of California.

IN WITNESS WHEREOF all the parties have executed this Agreement as of the date first above-written.

Indemnitor:

RLJ ANAHEIM HOTEL, L.P., a Delaware limited partnership

By:	RLJ Anaheim Hotel General Partner, LLC, a Delaware limited liability company

By:
Thomas J. Baltimore, Jr. President

RLJ ANAHEIM HOTEL LESSEE, L.P., a Delaware limited liability company

By:	RLJ Anaheim Hotel Lessee General Partner, LLC, a Delaware limited liability company

By:
Thomas J. Baltimore, Jr. President

RLJ URBAN LODGING FUND, L.P.,

By:
Thomas J. Baltimore, Jr. President

RLJ URBAN LODGING FUND (PF#1), L.P.,

By:
Thomas J. Baltimore, Jr. President

[Signatures continued on next page.]

Indemnitee:

INNKEEPERS USA LIMITED PARTNERSHIP, a Virginia limited partnership

By:	Innkeepers Financial Corporation, a Virginia corporation, Sole General Partner

By:
Name:
Title:

EXHIBIT A